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                                                                   EXHIBIT 10.10

                            IXC COMMUNICATIONS, INC.
                                1996 STOCK PLAN


         1. PURPOSE. The purpose of the IXC Communications, Inc. 1996 Stock Plan ("Plan") is to promote the interests of IXC Communications, Inc. ("Company") and its shareholders by enabling it to offer grants of stock to better attract, retain, and reward its employees, directors, and other persons providing services to it and, accordingly, to strengthen the mutuality of interests between those persons and the Company's shareholders by providing those persons with a proprietary interest in pursuing the Company's long-term growth and financial success.

         2. DEFINITIONS. For purposes of this Plan, the following terms shall have the meanings set forth below.

                  (a) "Board" means the Board of Directors of IXC
         Communications, Inc.

                  (b) "Code" means the Internal Revenue Code of 1986, as amended. Reference to any specific section of the Code shall be deemed to be a reference to any successor provision.

                  (c) "Committee" means the administrative Committee of this Plan that is provided in Section 3 below.

                  (d) "Common Stock" means the common stock of the Company or any security issued in substitution, exchange, or in lieu thereof.

                  (e) "Company" means IXC Communications, Inc., a Delaware corporation, or any successor corporation. Except where the context indicates otherwise, the term "Company" shall include its Parent and Subsidiaries.

                  (f) "Disabled" means permanent and total disability, as defined in Code Section 22(e)(3).

                  (g) "Exchange Act" means the Securities Exchange Act of 1934.

                  (h) "Fair Market Value" of Common Stock shall be determined in accordance with the following rules.

                          (i) If the Common Stock is admitted to trading or
                  listed on a national securities exchange, the closing price for any day shall be the last reported sale price regular way, or if no such reported sale takes place on that day, the average of the last reported bid and ask prices regular way, in either case on the principal national securities exchange on which the Common Stock is admitted to trading or listed.
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                          (ii) If not listed or admitted to trading on any
                  national securities exchange, the last sale price on that day of the Common Stock reported on the Nasdaq National Market of the Nasdaq Stock Market ("Nasdaq National Market") or, if no such reported sale takes place on that day, the average of the closing bid and ask prices on that day.

                          (iii) If not included in the Nasdaq National Market,
                  the average of the closing bid and ask prices of the Common Stock on that day reported by the Nasdaq Stock Market, or any comparable system on that day.

                          (iv) If the Common Stock is not included in the Nasdaq
                  Stock Market or any comparable system, the closing bid and ask prices on that day as furnished by any member of the National Association of Securities Dealers, Inc. selected from time to time by the Company for that purpose.

         In the case of an Incentive Stock Option, "Fair Market Value" shall be determined without reference to any restriction other than one that, by its terms, will never lapse.

                  (i) "Incentive Stock Option" means an option to purchase Common Stock that is an incentive stock option within the meaning of
         Section 422 of the Code.

                  (j) "Insider" means a person who is subject to Section 16 of the Exchange Act.

                  (k) "Non-Qualified Stock Option" means any option to purchase Common Stock that is not an Incentive Stock Option.

                  (l) "Option" means an Incentive Stock Option or a Non-Qualified Stock Option.

                  (m) "Parent" shall mean any corporation (other than the Company) in an unbroken chain of corporations ending with the Company if each of the corporations (other than the Company) owns stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in the chain, as determined in accordance with the rules of Code Section 424(e).

                  (n) "Participant" means a person who was been granted an Option or Restricted Stock.

                  (o) "Plan" means this IXC Communications, Inc. 1996 Stock Plan, as it may be amended from time to time.

                  (p) "Restricted Stock" means shares of Common Stock issued under Section 9 below that are subject to restrictions upon assignment or alienation prior to vesting.



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                  (q) "Severance" means, with respect to a Participant, the
         termination of the Participant's provision of services to the Company as an employee, director, or independent contractor, whether by reason of death, disability, or any other reason. For purposes of determining the exercisability of an Incentive Stock Option, a Participant who is on a leave of absence that exceeds ninety (90) days will be considered to have incurred a Severance on the ninety-first (91st) day of the leave of absence, unless the Participant's rights to reemployment are guaranteed by statute or contract. However, a Participant will not be considered to have incurred a Severance because of a transfer of employment between the Company and a Subsidiary or Parent (or vice versa).

                  (r) "Subsidiary" means any corporation or entity in which the Company, directly or indirectly, controls fifty percent (50%) or more of the total voting power of all classes of its stock having voting power, as determined in accordance with the rules of Code Section 424(f).

                  (s) "Ten Percent Shareholder" means any person who owns (after taking into account the constructive ownership rules of Section 424(d) of the Code) more than ten percent (10%) of the stock of the IXC Communications, Inc. or of any of its Parents or Subsidiaries.

         3. ADMINISTRATION.

                  (a) This Plan shall be administered by a Committee appointed by the Board. The Board may remove members from, or add members to, the Committee at any time. To the extent possible and advisable, the Committee shall be composed of individuals that satisfy Rule 16b-3 under the Exchange Act and Code Section 162(m).

                  (b) The Committee may conduct its meetings in person or by telephone. A majority of the members of the Committee shall constitute a quorum, and any action shall constitute the action of the Committee if it is authorized by:

                          (i) A majority of the members present at any meeting
                  conducted in accordance with the Company's bylaws; or

                          (ii) The unanimous consent of all of the members in
                  writing without a meeting.

                  (c) The Committee is authorized to interpret this Plan and to adopt rules and procedures relating to the administration of this Plan. All actions of the Committee in connection with the interpretation and administration of this Plan shall be binding upon all parties.


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                  (d) Subject to the limitations of Sections 10 and 14 below, the Committee is expressly authorized to make such modifications to this Plan, and to the grants of Options and Restricted Stock hereunder as are necessary to effectuate the intent of this Plan as a result of any changes in the tax, accounting, or securities laws treatment of Participants and the Plan.

                  (e) The Committee may delegate its responsibilities to others under such conditions and limitations as it may prescribe, except that the Committee may not delegate its authority with regard to the granting of Options or Restricted Stock to Insiders.

         4. DURATION OF PLAN.

                  (a) This Plan shall be effective as of May 14, 1996, provided it is approved by the majority of the Company's shareholders, in accordance with the provisions of Code Section 422, within twelve (12) months before or after the date of its adoption by the Board of Directors.

                  (b) In the event that this Plan is not so approved, this Plan shall terminate and any Options granted under this Plan shall be void.

                  (c) This Plan shall terminate on May 13, 2006, except with respect to Options then outstanding.

         5. NUMBER OF SHARES.

                  (a) The aggregate number of shares of Common Stock which may be issued pursuant to this Plan shall be eight hundred seventy-five thousand (875,000). This aggregate number may be adjusted from time to time as set forth in Section 13 below. The maximum number of shares that may be issued to a single Participant is one hundred thousand (100,000).

                  (b) Upon the expiration or termination of an outstanding Option which shall not have been exercised in full, the shares of Common Stock remaining unissued under the Option shall again become available for use under the Plan.

                  (c) Upon the forfeiture of shares of Restricted Stock, the forfeited shares of Common Stock shall again become available for use under the Plan.

                  (d) The payment of part or all of the exercise price of an Option in the form of surrendering Common Stock owned by the Participant shall not be considered to reduce the number of shares issuable upon the exercise of the Option for purposes of determining the maximum number of shares that may be issued under the Plan.


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         6. ELIGIBILITY.

                  (a) Persons eligible for Options under this Plan shall consist of employees, directors, and other persons providing services to the Company. However, Incentive Stock Options may only be granted to employees.

                  (b) In the event that the Company acquires another entity, the Committee may authorize the issuance of Options ("Substitute Options") to the individuals performing services for the acquired entity in substitution of stock options previously granted to those individuals in connection with their performance of services for such entity upon such terms and conditions as the Committee shall determine, taking into account the limitations of Code Section 424(a) in the case of a Substitute Option that is intended to be an Incentive Stock Option.

         7. FORM OF OPTIONS.

                  (a) Options shall be granted under this Plan on such terms and in such form as the Committee may approve, which shall not be inconsistent with the provisions of this Plan.

                  (b) The exercise price per share of Common Stock purchasable under an Option shall be set forth in the Option, which in all cases shall be at least equal to the Fair Market Value of the Common Stock on the date of the grant.

                  (c) The exercise price of an Incentive Stock Option granted to a Ten Percent Shareholder shall be no less than one hundred ten percent (110%) of the Fair Market Value of the Common Stock on the date of the grant.

         8. EXERCISE OF OPTIONS.

                  (a) An Option shall be exercisable at such time or times and be subject to such terms and conditions as may be set forth in the Option.

                  (b) The aggregate Fair Market Value (determined as of the date of grant) of the number of shares of Common Stock with respect to which Incentive Stock Options are exercisable for the first time by a Participant during any calendar year shall not exceed one hundred thousand dollars ($100,000) or such other limit as may be required by
         Section 422 of the Code.

                  (c) Options shall only be exercisable for whole numbers of shares.

                  (d) Options are exercised by payment of the full amount of the purchase price to the Company.



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                           (i) The payment shall be in the form of cash or such
                  other forms of consideration as the Committee shall deem acceptable, such as the surrender of outstanding shares of Common Stock owned by the Participant or by withholding shares that would otherwise be issued upon the exercise of the Option.

                           (ii) If the payment is made by means of the surrender
                  of Restricted Stock, a number of shares issued upon the exercise of the Option equal to the number of shares of Restricted Stock surrendered shall be subject to the same restrictions as the Restricted Stock that was surrendered.

                           (iii) After giving due considerations of the
                  consequences under Rule 16b-3 under the Exchange Act and under the Code, the Committee may also authorize the exercise of Options by the delivery to the Company or its designated agent of an irrevocable written notice of exercise form together with irrevocable instructions to a broker-dealer to sell or margin a sufficient portion of the shares of Common Stock and to deliver the sale or margin loan proceeds directly to the Company to pay the exercise price of the Option.

         9. RESTRICTED STOCK.

                  (a) The Committee may issue grants of Restricted Stock upon such terms and conditions as it may deem appropriate, which need not be the same for each such grant.

                  (b) Restricted Stock may not be sold to Participants for less than Fair Market Value.

                  (c) A Participant shall not have a vested right to the shares subject to the grant of Restricted Stock until satisfaction of the vesting requirements specified in the grant. The Participant may not assign or alienate the Participant's interest in the shares of Restricted Stock prior to vesting.

                  (d) The following rules apply with respect to events that occur prior to the date on which the Participant obtains a vested right to the Restricted Stock.

                           (i) Stock dividends, shares resulting from stock
                  splits, etc. that are issued with respect to the shares covered by a grant of Restricted Stock shall be treated as additional shares received under the grant of Restricted Stock.

                           (ii) Cash dividends constitute taxable compensation
                  to the Participant that is deductible by the Company.

         10. MODIFICATION OF GRANTS.


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                  (a) The Committee may modify an existing Option, including the right to:

                           (i) Accelerate the right to exercise it;

                           (ii) Extend or renew it; or

                           (iii) Cancel it and issue a new Option.

         However, no modification may be made to an Option that would impair the rights of the Participant holding the Option without the Participant's consent. Similar modifications can be made to grants of Restricted Stock.

                  (b) Whether a modification of an existing Incentive Stock Option will be treated as the issuance of a new Incentive Stock Option will be determined in accordance with the rules of Code Section 424(h).

                  (c) Whether a modification of an existing grant of Restricted Stock or of an Option granted to an Insider will be treated as a new grant will be determined in accordance with Rule 16b-3 under the Exchange Act.

         11. TERMINATION OF OPTIONS.

                  (a) Except to the extent the terms of an Option require its prior termination, each Option shall terminate on the earliest of the following dates.

                           (i) The date which is ten (10) years from the date on
                  which the Option is granted or five (5) years in the case of an Incentive Stock Option granted to a Ten Percent Shareholder.

                           (ii) The date which is one (1) year from the date of
                  the Severance of the Participant to whom the Option was granted, if the Participant was Disabled at the time of Severance.

                           (iii) The date which is one (1) year from the date of
                  the Severance of the Participant to whom the Option was granted, if the Participant's death occurs:

                                  (A) While the Participant is employed by the
                           Company; or

                                  (B) Within three (3) months following the
                           Participant's Severance.

                           (iv) In the case of any Severance other than one
                  described in Subparagraphs (ii) or (iii) above, the date that is three (3) months from the



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                  date of the Participant's Severance.

         12. NON-TRANSFERABILITY OF GRANTS.

                  (a) No Option under this Plan shall be assignable or transferable except by will or the laws of descent and distribution.

                  (b) Grants of Restricted Stock shall be subject to such restrictions on transferability as may be imposed in such grants.

         13. ADJUSTMENTS

                  (a) In the event of any change in the capitalization of the Company affecting its Common Stock (e.g., a stock split, reverse stock split, stock dividend, recapitalization, combination, or reclassification), the Committee shall authorize such adjustments as it may deem appropriate with respect to:

                           (i) The aggregate number of shares of Common Stock
                  that may be issued under this Plan;

                           (ii) The number of shares of Common Stock covered by
                  each outstanding Option; and

                           (iii) The exercise price per share in respect of each
                  outstanding Option.

                 (b) The Committee may also make such adjustments in the event of a spin-off or other distribution of Company assets to shareholders, other than normal cash dividends.

         14. AMENDMENT AND TERMINATION.

                  (a) The Board may at any time amend or terminate this Plan. However, no modification may be made to the Plan that would impair the rights of the Participant holding an Option without the Participant's consent.

                  (b) Without the approval of the majority of the shareholders of the Company, the Board may not amend the provisions of this Plan regarding:

                           (i) The class of individuals entitled to receive
                  Incentive Stock Options; or

                           (ii) The aggregate number of shares of Common Stock
                  that may be issued under the Plan, except as provided in
                  Section 13 above.

                  (c) Except as may otherwise be permitted under Rule 16b-3 under the


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         Exchange Act, no amendment to the Plan may be adopted without the approval of the shareholders that would materially:

                           (i) Increase the number of shares that may be issued
                  to Insiders;

                           (ii) Increase the benefits accruing to Insiders; or

                           (iii) Modify the requirements for Insiders to
                  participate.

         15. NOTICE OF DISQUALIFYING DISPOSITION. A Participant must notify the Company if the Participant disposes of stock acquired pursuant to the exercise of an Incentive Stock Option issued under the Plan prior to the expiration of the holding periods required to qualify for long-term capital gains treatment on the sale.

         16. TAX WITHHOLDING.

                  (a) The Company shall have the right to take such actions as may be necessary to satisfy its tax withholding obligations relating to the operation of this Plan.

                  (b) If Common Stock that was surrendered by the Participant is used to satisfy the Company's tax withholding obligations, the stock shall be valued based on its Fair Market Value when the tax withholding is required to be made.

         17. NO ADDITIONAL RIGHTS.

                  (a) Neither the adoption of this Plan nor the granting (or exercise) of any Option or Restricted Stock shall:

                           (i) Affect or restrict in any way the power of the
                  Company to undertake any corporate action otherwise permitted under applicable law; or

                           (ii) Confer upon any Participant the right to
                  continue performing services for the Company, nor shall it interfere in any way with the right of the Company to terminate the services of any Participant at any time, with or without cause.

                  (b) No Participant shall have any rights as a shareholder with respect to any shares covered by an Option granted to the Participant or subject to a grant of Restricted Stock until the date a certificate for such shares has been issued to the Participant.

         18. SECURITIES LAW RESTRICTIONS.

                  (a) No shares of Common Stock shall be issued under this Plan unless the


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         Committee shall be satisfied that the issuance will be in compliance with applicable federal and state securities laws.

                  (b) The Committee may require certain investment (or other) representations and undertakings by the Participant (or other person exercising an Option or purchasing Restricted Stock by reason of the death of the Participant) in order to comply with applicable law.

                  (c) Certificates for shares of Common Stock delivered under this Plan may be subject to such restrictions as the Committee may deem advisable. The Committee may cause a legend to be placed on the certificates to refer to these restrictions.

         19. INDEMNIFICATION. To the maximum extent permitted by law, the Company shall indemnify each member of the Board, as well as any other employee of the Company with duties under this Plan, against expenses (including any amount paid in settlement) reasonably incurred by the individual in connection with any claims against him or her by reason of the performance of the individual's duties under this Plan, unless the losses are due to the individual's gross negligence or lack of good faith.

         20. GOVERNING LAW. This Plan and all actions taken thereunder shall be governed by and construed in accordance with the laws of the State of Delaware.

                                        IXC COMMUNICATIONS, INC.,
                                        A DELAWARE CORPORATION


                                        BY: /s/ JOHN J. WILLINGHAM
                                            ------------------------------

                                        ITS: Senior Vice President and Chief
                                             and Chief Financial Officer

                                        DATE: June 4, 1996



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                     AMENDMENT TO IXC COMMUNICATIONS, INC.
                                1996 STOCK PLAN

         This Amendment to IXC Communications, Inc. 1996 Stock Plan (this "Amendment") is made as of October 29, 1996 (the "Amendment Effective Date") and amends that certain 1996 Stock Plan (the "Plan") of IXC Communications, Inc., a Delaware corporation (the "Company").

         Section 14 of the Plan provides that the Board of Directors of the Company may amend the Plan at any time, subject to certain limitations set forth in the Plan (which do not apply to the foregoing amendments). This Amendment shall be effective as of the Amendment Effective Date which is the date the Board of Directors approved this Amendment.

         1. Section 3(a) of the Plan is hereby amended to read in its entirety as follows:

                 "This Plan shall be administered by a Committee appointed by the Board. The Board may remove members from, or add members to, the Committee at any time. To the extent possible and advisable, the Committee shall be composed of individuals that satisfy Rule 16b-3 under the Exchange Act and Code Section 162(m). Notwithstanding anything herein to the contrary, any action which may be taken by the Committee may also be taken by the Board."

         2. Section 4(b) of the Plan is hereby deleted in its entirety and
Section 4(c) of the Plan is hereby renumbered as Section 4(b).

         3. Section 5(a) of the Plan is hereby amended to read in its entirety as follows:

                 "The aggregate number of shares of Common Stock which may be issued pursuant to this Plan shall be two million one hundred twenty-one thousand seven hundred and eighty-seven (2,121,787) determined after giving effect to stock splits that occurred on or prior to the Amendment Effective Date. This aggregate number may be adjusted from time to time as set forth in Section 13 below. The maximum number of shares that may be issued to a single Participant on or after June 4, 1996 is two hundred forty two thousand four hundred ninety (242,490) determined after giving effect to stock splits that occurred on or prior to the Amendment Effective Date."

         4. Section 7(a) of the Plan is hereby amended to read in its entirety as follows:

                 "Options shall be granted under this Plan on such terms and in such form as the Committee may approve, which shall not be inconsistent with the provisions of this Plan; provided, however, that in the event a grant of any Options by the Committee would not be exempt under Section 16b-3 of the Exchange Act, the


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         Board may grant such Options under this Plan on such terms and in such form as the Board may approve, which shall not be otherwise inconsistent with the provisions of this Plan."

         5. Section 14(c) of the Plan is hereby deleted in its entirety.

         6. This Amendment is effective as of the Amendment Effective Date.

         7. All other terms and conditions of the Agreement not specifically amended herein shall remain in full force and effect.


                                        IXC Communications, Inc.


                                        By: /s/ John J. Willingham
                                            ----------------------------------
                                        Its: Senior Vice President and Chief
                                             and Chief Financial Officer




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